EXHIBIT 99.4q


                                     [LOGO]
                         NORTHERN LIFE INSURANCE COMPANY
                                 A Stock Company
HOME OFFICE:                                              ADMINISTRATIVE OFFICE:
1501 4th Avenue, Suite 1000                                      {P.O. Box 12530
Seattle, WA 98101-3620                                   Seattle, WA 98111-4350}
                                                      {RELIASTAR SERVICE CENTER:
                                                                   P.O. Box 5050
                                                 Minot, North Dakota 58702-5050}

                   ONE YEAR STEP UP DEATH BENEFIT ENDORSEMENT

This Endorsement is part of your Contract. The provisions of this Endorsement supersede any conflicting provisions in your Contract or in any prior endorsement.

"We" are the Northern Life Insurance Company.

"You" are the Owner of the Contract according to our records.

The following is added to the Section of your Contract called Payments at Death:

A.    GENERAL

                                    At the Beneficiary's election, distribution of all or part of the death benefit may be deferred to the extent allowed by state or federal law or IRS regulation.

B.    DEFINITION OF TERMS

      1. DEATH BENEFIT FEE

                                    The Death Benefit Fee is the fee charged for this Endorsement. It is equal to an annual rate of {0.15%} of your average daily Variable Account Contract Value. The Death Benefit Fee is charged monthly.

                                    The Death Benefit Fee is deducted from the Variable Account Sub-Accounts in proportion to each account's proportionate percentage of Variable Account Contract Value as of the Valuation Date immediately preceding the date of deduction.

                                    If there is no Variable Account Contract
                                    Value as of the date of the deduction, the deduction will be made from the Fixed Account Contract Value in proportion to each account's proportionate percentage of Fixed Account Contract Value.

                                    If there is no Variable Account Contract
                                    Value during the entire month prior to the date of the deduction, no Death Benefit Fee will be deducted for that month.

Form No. 13083 7-99   One Year Step Up Benefit Endorsement                     1

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ONE YEAR STEP UP DEATH BENEFIT ENDORSEMENT (CONTINUED)

      2. ADJUSTED PURCHASE

         PAYMENT TOTAL

                                    The initial Adjusted Purchase Payment Total is equal to the amount of the first Purchase Payment we receive. The Adjusted Purchase Payment Total is increased by the amount of each subsequent Purchase Payment. The Adjusted Purchase Payment Total is decreased by each Annual Contract Charge. For each partial withdrawal, the Adjusted Purchase Payment Total is reduced by multiplying it by the fraction A divided by B, (A/B), where:

                                    1.          A is the Contract Value
                                                immediately after a partial
                                                withdrawal; and

                                    2.          B is the Contract Value
                                                immediately before a partial
                                                withdrawal.

      3. RESET CONTRACT

         ANNIVERSARY

                                    The Reset Contract Anniversary is the
                                    Contract Value on the first Contract
                                    Anniversary immediately preceding your
                                    death.

      4. RESET DEATH

         BENEFIT

                                    On the Reset Contract Anniversary, the Reset
                                    Death Benefit is equal to the Contract
                                    Value.

                                    The Reset Death Benefit is increased by the amount of each Purchase Payment made after the Reset Contract Anniversary.

                                    For each partial withdrawal taken after the Reset Contract Anniversary, the Reset Death Benefit is reduced by multiplying it by the fraction A divided by B, (A/B), where:

                                    1.          A is the Contract Value
                                                immediately after the partial
                                                withdrawal; and

                                    2.          B is the Contract Value
                                                immediately before the partial
                                                withdrawal.

C.    DEATH BENEFIT

      BEFORE THE START DATE

                                    The amount of the death benefit is defined as follows:

                                    1.          If you die on or before the
                                                first day of the month following
                                                your 80th birthday, the death
                                                benefit is the greater of A, B,
                                                or C, less any Outstanding Loan
                                                Balance where:

                                                a.          A is the Contract
                                                            Value on the Death
                                                            Benefit Valuation
                                                            Date; or

                                                b.          B is the Adjusted
                                                            Purchase Payment
                                                            Total; or

                                                c.          C is the Reset Death
                                                            Benefit.

Form No. 13083 7-99   One Year Step Up Benefit Endorsement                     2

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ONE YEAR STEP UP DEATH BENEFIT ENDORSEMENT (CONTINUED)

                                    2.          If you die after the first day
                                                of the month following your 80th
                                                birthday, the death benefit is
                                                the greater of A or B, less any
                                                Outstanding Loan Balance, where:

                                                a.          A is the Contract
                                                            Value on the Death
                                                            Benefit Valuation
                                                            Date; or

                                                b.          B is the Adjusted
                                                            Purchase Payment.

D.    DEATH BENEFIT VALUATION DATE

                                    The Death Benefit Valuation Date is the
                                    Valuation Date following the date we receive the later of:

                                    1.          Proof of your death; or

                                    2.          The Beneficiary's written
                                                request in a form which we
                                                approve for:

                                                a.          A single sum
                                                            payment; or

                                                b.          An annuity payout
                                                            permitted by Code
                                                            Section 401(a)(9).

E.    PAYMENT OF DEATH BENEFIT

                                    If the Beneficiary elects a single sum
                                    payment of the death benefit, we will make payment within seven days after the Death Benefit Valuation Date.

                                    If an annuity payout is requested, it may be any annuity payout:

                                    1.          That could have been selected
                                                under Section 8; and

                                    2.          Which is permitted by Code
                                                Sections 401(a)(9), 408(b)(10),
                                                and the regulations thereunder.

F.    DEATH BENEFIT ON OR

      AFTER THE START DATE

                                    On or after the Start Date, the amount of the death benefit, if any, is governed by the annuity payout in effect on the date of your death.

The amount of the death benefit, if any, following the Start Date, is governed by the annuity payout in effect on the date of your death.

Notwithstanding anything else in your Contract, the provisions of this Endorsement are controlling.

All other terms and conditions as defined in this Contract remain unchanged, unless otherwise defined in this Endorsement.

                                        /s/ Susan M. Bergen

                                                Secretary


Form No. 13083 7-99   One Year Step Up Benefit Endorsement                     3